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                               WARRANT AGREEMENT

                                    BETWEEN

                            THE COASTAL CORPORATION
 [LOGO OF COASTAL                     AND
 CORP. APPEARS HERE]                             ,
                               AS WARRANT AGENT
                             --------------------
                           DATED AS OF       , 199
                             --------------------

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                                       i


                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 Section 1.  Appointment of Warrant Agent................................    1
 Section 2.  Warrant Certificates........................................    1
 Section 3.  Execution of Warrant Certificates...........................    1
 Section 4.  Registration and Countersignature...........................    2
 Section 5.  Registration of Transfers and Exchanges.....................    2
         (a) Transfer and Exchange of Warrants...........................    2
             Obligations with Respect to Transfers and Exchanges of
         (b) Warrants....................................................    3
 Section 6.  Exercise of Warrants........................................    3
 Section 7.  Payment of Taxes............................................    5
 Section 8.  Mutilated or Missing Warrant Certificates...................    5
 Section 9.  Reservation of Warrant Shares...............................    5
 Section 10. Obtaining Stock Exchange Listings...........................    6
 Section 11. Warrant Price: Adjustments..................................    7
 (a)         Adjustment for Change in Common Stock.......................    7
 (b)         Adjustment for Rights and Warrants..........................    7
 (c)         Adjustment for Certain Distributions........................    8
 (d)         Certain Exercise Price and Exercise Rate Adjustments........    9
 (e)         Voluntary Adjustment........................................    9
 (f)         Reorganization of the Company...............................    9
 (g)         When Issuance or Payment May Be Deferred....................   10
 (h)         When Adjustment May Be Deferred.............................   10
 (i)         Specificity of Adjustment...................................   11
 (j)         Company Determination Final.................................   11
 (k)         Adjustment for Tax Purposes.................................   11
 (l)         Adjustments to Par Value....................................   11
 (m)         No Other Adjustment for Dividends...........................   11
 (n)         Multiple Adjustments........................................   11
 (o)         Definitions.................................................   11
 (p)         Warrant Agent's Disclaimer..................................   12
 Section 12. Fractional Interests........................................   12
 Section 13. Notices to Warrant Holders..................................   13
 Section 14. Reports.....................................................   14
 Section 15. Merger, Consolidation or Change of Name of Warrant Agent....   14
 Section 16. Warrant Agent...............................................   15
 Section 17. Change of Warrant Agent.....................................   18
 Section 18. Notices to the Company and Warrant Agent....................   19
 Section 19. Supplements and Amendments..................................   19
 Section 20. Successors..................................................   20
 Section 21. Termination.................................................   20
 Section 22. Governing Law...............................................   20
 Section 23. Benefits of This Agreement..................................   20
 Section 24. Severability................................................   21
 Section 25. Counterparts................................................   21
 Section 26. Headings....................................................   21
    Exhibit A--Form of Warrant Certificate................................ A-1

  WARRANT AGREEMENT dated as of       , 199  between The Coastal Corporation,
a Delaware corporation (the "Company"), and      , as warrant agent (the "War-
rant Agent").

  WHEREAS, the Company proposes to issue warrants (the "Warrants") to purchase
an aggregate of      shares (the "Warrant Shares") of common stock, par value
$.33-/1/3 per share (the "Common Stock"), of the Company at an initial cash
purchase price of $     per share at any time [after and] prior to       P.M.
Houston time on       (the "Expiration Date");

  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Com-pany, and the Warrant Agent is willing so to act, in connection with the issu-ance of Warrant Certificates (as defined below) and other matters as provided herein; (as defined below) and other matters as provided herein;

  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

  Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

  Section 2. Warrant Certificates. (a) The Warrants will be issued in defini-tive form substantially in the form of Exhibit A. Any certificates (the "War-rant Certificates") evidencing the Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

  Section 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Operating Officer or its President or a Vice President or the Chief Financial Officer (each an "Executing Officer"). Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the Executing Officer and may be imprinted or otherwise reproduced on the War-rant Certificates.

  In case any Executing Officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an Executing Officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be an Executing Officer of the Company; and any Warrant Certifi-cate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper Executing Officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

  Section 4. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a regis-ter (the "Warrant Register") as they are issued by the Company. Warrant Cer-tificates shall be manually countersigned by an authorized officer of the War-rant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates shall be dated the date of such countersignature. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President or Vice President or Chief Financial Officer of the Company, initially countersign, issue and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agree-ment.

  The Company and the Warrant Agent may deem and treat the registered hold-er(s) of the Warrant Certificates as the absolute owner(s) thereof (notwith-standing any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be af-fected by any notice to the contrary.

  Section 5. Registration of Transfers and Exchanges.

  (a) Transfer and Exchange of Warrants. When Warrants are presented to the Warrant Agent with a request:

    (i) to register the transfer of the Warrants; or

    (ii) to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if the requirements for such transactions are met; provided, however, that the Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the holder thereof or by his at-torney, duly authorized in writing.

  (b) Obligations with Respect to Transfers and Exchanges of Warrants.

    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 4 and this Section 5, War-rants as required pursuant to the provisions of this Section 5.

    (ii) All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon such registration of transfer or exchange.

    (iii) Prior to due presentment for registration of transfer of any War-rant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such War-rant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

    (iv) No service charge shall be made to a holder for any registration of transfer or exchange.

  Section 6. Exercise of Warrants.

  (a) Upon the terms and subject to the conditions set forth in this Agreement and the Warrant Certificates, each Warrant holder shall have the right, which
may be exercised at any time [commencing on        , 199  and] until
P.M., Houston time, on             , to receive from the Company the number of
fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exer-cise Price (as defined herein) then in effect for such Warrant Shares. Each
Warrant not exercised prior to      P.M., New York time, on       shall expire
and all rights thereunder and all rights in respect thereof under this Agree-ment and the Warrant Certificates shall cease as of such time.

  (b) A Warrant may be exercised upon surrender to the Company at the princi-pal office of the Warrant Agent of the Warrant Certificate or Certificates ev-idencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly completed and signed (which signature shall be guar-anteed by an "eligible guarantor" as defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and upon payment to the Warrant Agent of the exercise price of $ per share of Common Stock, subject to adjustment as set forth herein (the "Exercise Price"), plus transfer taxes (if applicable pursuant to Section 7) for each of the Warrant Shares in respect of which such Warrants are then exercised. Pay-ment of the aggregate Exercise Price shall be made (i) in cash or (ii) by certified or of-ficial bank check payable to the order of the Company. All funds received upon the exercise of the Warrants shall be delivered or deposited by the Warrant Agent as instructed in writing by the Company.

  (c) Subject to the provisions of Section 7 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant holder and in such name or names as the Warrant holder may desig-nate, a certificate or certificates for the number of full Warrant Shares is-suable upon the exercise of such Warrants together with cash as provided in
Section 12; provided, however, that if any consolidation, merger, transfer or lease of assets is proposed to be effected by the Company as described in sub-section (f) of Section 11 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three Business Days (as de-fined in subsection (o) of Section 11) thereafter, issue and cause to be de-livered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence and/or any other considera-tion to be issued to such Warrant holder pursuant to subsection (f) of Section 11 hereof, together with cash as provided in Section 12. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

  (d) The Warrants shall be exercisable, at the election of the registered holders thereof, either in full or from time to time in part, and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the re-maining Warrant or Warrants will be issued and the Warrant Agent is hereby ir-revocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of
Section 5 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on be-half of the Company for such purpose.

  (e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent and delivered to and disposed of by the Com-pany in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company payments, in whatever form permitted by this Warrant Agree-ment, received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for in-spection by the registered holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of the Agreement as the Warrant Agent may request.

  Section 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be re-quired to issue or deliver such Warrant Certificates or certificates for War-rant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

  Section 8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Com-pany may in its discretion issue and the Warrant Agent may countersign, in ex-change and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or de-struction of such Warrant Certificate and indemnity, if requested, satisfac-tory to each of them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

  Section 9. Reservation of Warrant Shares. The Company will at all times re-serve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum num-ber of shares of Common Stock (as adjusted from time to time pursuant to Sec-tion 11) which may then be deliverable upon the exercise of all outstanding Warrants.

 The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's Capital Stock (as defined in subsection (o) of Section 11) issuable upon the exercise of any of the rights of purchase aforesaid will be irrevoca-bly authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Capital Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent (including the Company if it is acting as Transfer Agent) the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will sup-ply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as pro-vided in Section 12. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 14 hereof.

 The Company covenants that all Warrant Shares which may be issued upon exer-cise of Warrants will, upon payment of the Exercise Price therefore and the issuance thereof, be fully paid, nonassessable, free of preemptive rights, free from all taxes (subject to Section 7 hereof) and free from all liens, charges and security interests, created by or through the Company, with re-spect to the issue thereof.

 Section 10. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, imme-diately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed or quoted. Upon the listing of such Warrant Shares, the Company shall notify the Warrant Agent in writing.

 Section 11. Warrant Price; Adjustments. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant (the "Exercise Rate") are subject to adjustment from time to time as set forth in this Sec-tion 11.

 (a) Adjustment for Change in Common Stock. In case the Company shall at any time after the date of this Agreement (i) pay a dividend, or make a distribu-tion on, the Common Stock which is payable in shares of its Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of securities (including shares of Common Stock), or (iii) combine or reclassify outstanding shares of Common Stock into a smaller number of shares (including shares of Common Stock), the Exercise Rate immediately prior to the occurrence of such event shall be adjusted so that the holder of each Warrant shall be entitled to receive upon payment of the Exercise Price the aggregate number of shares of Common Stock of the Company which, if such Warrant had been exercised immediately prior to the occurence of such event, such holder would have owned or have been entitled to receive immediately after the occur-rence of such event. An adjustment pursuant to this subparagraph (a) shall be-come effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subparagraph (a), the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of Capital Stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation between or among shares of such classes of Capital Stock.

 In the event that at any time, as a result of an adjustment made pursuant to this subparagraph (a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, thereafter the number of such other shares so re-ceived upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this para-graph, and other provisions of this paragraph 11(a) with respect to the Common Stock shall apply on like terms to any such other shares or other securities.

 (b) Adjustment for Rights or Warrants. In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common

Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Value per share of Common Stock (as defined in subparagraph (o) below) at such record date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares of Common Stock outstanding on such record date plus the number of Shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Value, and the de-nominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional Shares of Common Stock of-fered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Value, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any ad-justment required under this subparagraph (b). To the extent that shares of Common Stock are not delivered after the expiration of such rights or war-rants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actualy delivered.

 (c) Adjustment for Certain Distributions. In case the Company shall fix a record date for making a distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurring cash dividends or distributions and cash dividends or distributions paid from retained earnings or referred to in subparagraph (a) above) or rights or warrants to subscribe or warrants to purchase such evi-dences of indebtedness or assets (excluding those referred to in subparagraph
(b) above), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediatley prior to such record date by a fraction (x) the numerator of which shall be the Current Market Value (as defined in subparagraph (o) below) per share of Common Stock on such record date, less the then fair market value (as determined in good faith by the Board of Directors, whose determina-tion shall be conclusive) of the portion of the assets or evidence of indebt-edness so distributed or of such subscription rights or warrants applicable to one share of the Common Stock and (y) the denominator of which shall be the Current Market Value per share of the Common Stock on such record date. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after such record date. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required un-der this subparagraph (c).

 (d) Certain Exercise Price and Exercise Rate Adjustments. After each Exercise Rate adjustment pursuant to subparagraph 11(a), the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjust-ment by a fraction of which the numerator shall be the number of shares pur-chasable upon exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares purchasable immedi-ately thereafter. After each adjustment of the Exercise Price pursuant to sub-paragraph 11(b) or (c), the Exercise Rate shall be adjusted by multiplying such Exercise Rate by a fraction, the numerator of which the Exercise Price immediately after such adjustment and the denominator of which is the Exercise Price immediately prior to such adjustment.

 (e) Voluntary Adjustment. The Company from time to time may decrease the Ex-ercise Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Exer-cise Price is so decreased, the Company shall mail to the Warrant Agent and each of the Warrant holders a notice of the decrease. The Company shall mail the notice at least 15 days before the date the decreased Exercise Price takes effect. The notice shall state the decreased Exercise Price and the period it will be in effect.

 A decrease of the Exercise Price pursuant to this subsection (e) does not change or adjust the Exercise Price otherwise in effect for purposes of this
Section 11.

 (f) Reorganization of the Company. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consoli-dation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consumma-tion of such transaction, the corporation formed by or surviving any such con-solidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental War-rant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 11. The successor to the Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

 If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

  If this subsection (f) applies, subsections (a), (b) and (c) of this Section 11 shall not apply.

 (g) When Issuance or Payment May Be Deferred. In any case in which this Sec-tion 11 shall require that an adjustment in the Exercise Rate and Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and Exercise Price prior to adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 12, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instru-ment evidencing such holder's right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

 (h) When Adjustment May be Deferred. No adjustment in the Exercise Price and Exercise Rate shall be required unless and until the earlier of the following shall have occurred: (x) such adjustment would require an increase or decrease of at least 1% in the Exercise Price and Exercise Rate or (y) a period of three years shall have elapsed from the date of the occurrence of any event requiring any such adjustment pursuant to subparagraphs (a), (b) or (c) above. All adjustments shall be made to the nearest one hundredth of a Share and the nearest cent, and any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent adjustment which (including such carry-forward) is required to be made under this subparagraph (h).

 (i) Specificity of Adjustment. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares per Warrant as are stated on the Warrants initially issuable pursuant to this Agreement.

 (j) Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to this Section 11 will be conclusive if made in good faith.

 (k) Adjustment for Tax Purposes. The Company may make such increases in the Exercise Price and Exercise Rate, in addition to those otherwise required by this Section 11, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

 (l) Adjustments to Par Value. The Company shall make such adjustments to the par value of the Common Stock in order that, upon exercise of the Warrants, the Warrant Shares will be fully paid and non-assessable.

 (m) No Other Adjustment for Dividends. Except as provided in this Section 11, no adjustment will be made for dividends on any Common Stock.

 (n) Multiple Adjustments. After an adjustment to the Exercise Price and Exer-cise Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to the Exercise Price and Exer-cise Rate as so adjusted.

 (o) Definitions.

 "Business Day" shall mean any day on which (i) banks in New York City, (ii) the principal national securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market, if any, on which the Warrants are listed or ad-mitted to trading are each open for business.

 "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that cor-poration.

 "Current Market Value" per share of Common Stock or of any other security at any date shall be the average of the daily closing prices for the 30 consecu-tive business days commencing 45 business days before the day in question. The closing price for each day shall be (i) if the Common Stock is listed or ad-mitted for trading on any national securities exchange, the last sale price (regular way), or the average of the closing bid and ask prices, if no sale occurred, of Common Stock on the principal securities exchange on which the Common Stock is listed, (ii) if not listed as described in (i), the mean be-tween the closing high bid and low asked quotations of Common Stock in the Na-tional Association of Securities Dealers, Inc., Automated Quotation System, or any similar system or automated dissemination of quotations or securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause (ii), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the Closing Price of Common Stock on any day or the average of such Closing Prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc., selected by the Company.

 (p) Warrants Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 11 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (g) of this
Section 11 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of War-rants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 11.

 Section 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one War-rant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the ex-ercise thereof shall be computed on the basis of the aggregate number of War-rant Shares purchasable on exercise of the Warrants so presented. If any frac-tion of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is pre-sented for exercise, multiplied by such fraction.

 Section 13. Notices to Warrant Holders. Upon any adjustment of the Exercise Rate and Exercise Price pursuant to Section 11, the Company shall promptly thereafter but in no event later than 15 days (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of na-tionally recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant Regis-ter written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 13.

 In case:

   (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

   (b) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Com-mon Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of a tender of-fer or exchange offer for shares of Common Stock; or

   (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

   (d) the Company proposes to take any action which would require an ad-justment of the Exercise Rate and Exercise Price pursuant to Section 11; or

   (e) the Company takes any action that would require a supplemental War-rant Agreement pursuant to subsection (f) of Section 11;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certifi-cates at his or her address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating
(i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender of-fer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, disso-lution, liquidation or winding up is expected to become effective or consum-mated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securi-ties or other property, if any, deliverable upon such reclassification, con-solidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, trans-fer, dissolution, liquidation or winding up, or the vote upon any action. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

 Section 14. Reports. Whether or not required by the rules and regulations of the SEC, so long as any Warrants or Warrant Shares are outstanding, the Com-pany will furnish to the registered holders of Warrants and Warrant Shares all financial information that would be required to be contained in a filing with the SEC on Forms 10-Q, 10-K and 8-K if the Company were required to file such forms. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing.

 Section 15. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties here-to, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions successor warrant agent under the provisions of Section 20. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the counter-signature of the predecessor Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the War-rant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agree-ment.

 In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agree-ment.

 Section 16. Warrant Agent. The Warrant Agent undertakes the duties and obli-gations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

   (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as de-scribe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

   (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates.

   (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall in-cur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the ad-vice of such counsel.

   (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it in good faith to be genuine and to have been signed, sent or presented by the proper party or parties.

   (e) The Company agrees to pay to the Warrant Agent compensation for all services rendered by the Warrant Agent in the execution and performance of this Agreement at such rates as have been separately agreed to by the Com-pany and the Warrant Agent and to reimburse the Warrant Agent for all ex-penses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution and performance of this Agreement. The Company shall indemnify the Warrant Agent and its agents and save each of them harmless against any and all losses, reason-able expenses, liabilities, including judgments, costs and counsel fees and the costs and expenses of investigating or defending any claim of such liability, for anything done or omitted by the Warrant Agent or its agents in the execution of and performance of its obligations under this Agree-ment except as a result of its negligence or bad faith. The Warrant Agent shall notify the Company promptly of any claim for which it may seek in-demnity; provided that failure by the Warrant Agent to so notify the Com-pany shall not relieve its obligations hereunder. The Company shall defend the claim and the Warrant Agent shall cooperate in the defense. The War-rant Agent may have separate counsel and the Company shall pay the reason-able fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreason-ably withheld.

   (f) The Warrant Agent shall be under no obligation to institute, appear in or defend any action, suit or legal proceeding or to take any other ac-tion likely to involve expense unless the Company or one or more regis-tered holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity reasonably satisfactory to it for any costs and ex-penses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of ac-tion under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certifi-cates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

   (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Com-pany or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

   (h) The Warrant Agent shall act hereunder solely as agent for the Compa-ny, its duties shall be determined solely by the provisions hereof, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

   (i) The Warrant Agent shall not at any time be under any duty or respon-sibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or Exercise Rate or other secu-rities or property deliverable as provided in this Agreement, or to deter-mine whether any facts exist which may require any of such adjustments, or with respect to the nature, accuracy, correctness or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

   (j) In the absence of bad faith on its part, the Warrant Agent may con-clusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and, if required by the terms thereof, conforming to the requirements of this Warrant Agreement. However, the Warrant Agent shall examine the certificates and opinions, if required by the terms thereof, to determine whether or not they conform to the requirements of this War-rant Agreement.

   (k) The Warrant Agent may rely and shall be fully protected in relying upon any document believed by it in good faith to be genuine and to have been signed or presented by the proper person. The Warrant Agent need not investigate any fact or matter stated in the documents.

   (l) The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed and monitored in good faith and with due care.

   (m) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the War-rant Agent in order to enable it to carry out or perform its duties under this Agreement.

 Section 17. Change of Warrant Agent. The Warrant Agent may resign at any time by so notifying the Company. If the Warrant Agent shall resign or become inca-pable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The registered holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall, after the payment of all outstanding amounts owed to it hereun-der, deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assur-ance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent. The provisions of Section 16 with respect to any Warrant Agent shall survive such Warrant Agent's resignation or removal.

 Section 18. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if telecopied to the number indicated be-low or deposited in the mail, first class or registered, postage prepaid, ad-dressed (until another telecopy number or address is filed in writing by the Company with the Warrant Agent), as follows:

      The Coastal Corporation
      Coastal Tower
      Nine Greenway Plaza
      Houston, Texas 77046-0995
      Attention: Corporate Secretary
      Telecopier No.: (713) 877-7071

 In case the Company shall fail to maintain such office or shall fail to give such notice of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

 Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if telecopied to the number indicated below or de-posited in the mail, first class or registered, postage prepaid, addressed (until another telecopy number or address is filed in writing by the Warrant Agent with the Company) to the Warrant as follows:

      Attention: Corporate Trust Department
      Telecopier No.:

 Any notice to be mailed to a registered holder of Warrants shall be mailed to each holder at its address as it appears on the Warrant Register maintained by the Warrant Agent. Copies of any such communication shall also be mailed to the Warrant Agent. The Warrant Agent shall furnish the Company promptly when requested with a list of registered holders of Warrants for the purpose of mailing any notice or communication to the registered holders of the Warrants and at such other times as may be reasonably requested.

 Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any registered holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not, as evidenced by an opinion of counsel delivered to the Warrant Agent, in any way adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of holders shall require the written consent of registered hold-ers of a majority of the then outstanding Warrants. However, the consent of each registered holder of a Warrant affected shall be required for any amend-ment pursuant to which the Exercise Price would be increased, the Exercise Rate would be decreased or the period for exercise of the Warrants would be shortened. The Warrant Agent shall be entitled to receive and, subject to Sec-tion 16 shall be fully protected in relying upon an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supple-ment is authorized or permitted hereunder, that it is not inconsistent here-with, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign any amendment or supplement until the Company's board of directors approves it.

 Section 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of its respective successors and assigns hereunder.

 Section 21. Termination. This Agreement shall terminate at        p.m., Hous-
ton time, on           ,     . The provisions of Section 16 hereof regarding
compensation, reimbursement and indemnification shall survive such termina-tion. Notwithstanding the foregoing, this Agreement shall not terminate until the obligations of the Company with respect to the delivery of Warrant Shares
to any holder of Warrants who exercises such Warrants prior to       p.m., New
York time, on         ,      have been satisfied.

 Section 22. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTER-NAL LAWS OF SAID STATE.

 Section 23. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates and War-rant

Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates and War-rant Shares.

 Section 24. Severability. The provisions of this Warrant Agreement are sever-able, and if any clause or provision shall be held invalid, illegal or unen-forceable in whole or in part in any jurisdiction, then such invalidity or un-enforceability shall affect in that jurisdiction only such clause or provi-sion, or part thereof, and shall not in any manner affect such clause or pro-vision in any other jurisdiction or any other clause or provision of this War-rant Agreement in any jurisdiction.

 Section 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

 Section 26. Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

                           [Signature Page Follows]

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                The Coastal Corporation

                                By: ___________________________________________
                                    Name:
                                    Title:

                                   ___________________________________________,
                                   as Warrant Agent

                                By: ___________________________________________
                                    Name:
                                    Title:

                                                                      EXHIBIT A

                         [Form of Warrant Certificate]

                                    [Face]

No.                                                                    Warrants

                              Warrant Certificate

                            THE COASTAL CORPORATION

                                                                     CUSIP No.:

 This Warrant Certificate certifies that          , or registered assigns, is
the registered holder of Warrants expiring          ,      (the "Warrants") to
purchase Common Stock, par value $.33-/1/3 per share (the "Common Stock"), of THE COASTAL CORPORATION, a Delaware corporation (the "Company"). Each Warrant
entitles the registered holder upon exercise [from      ,      , until] on or
before       p.m. Houston time on      ,     , to receive from the Company one
fully paid and nonassessable share of Common Stock (each such share, a "War-
rant Share") at the exercise price of $      per share (the "Exercise Price")
payable (i) in cash or (ii) by certified or official bank check. The Warrants represented by this Warrant Certificate may be exercised upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Warrant Agent designated for such purpose, but only subject to the condi-tions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

 The number of Warrant Shares issuable upon exercise of the Warrants is sub-ject to adjustment upon the occurrence of certain events set forth in the War-rant Agreement.

 No Warrant may be exercised after       p.m., New York time, on      ,     ,
and to the extent not exercised by such time such Warrants shall expire.

 Reference is hereby made to the further provisions of this Warrant Certifi-cate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

 This Warrant Certificate shall not be valid unless countersigned by the War-rant Agent, as such term is used in the Warrant Agreement.

 This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

 IN WITNESS WHEREOF, The Coastal Corporation has caused this Warrant Certifi-cate to be signed by its duly authorized officer.

Dated:             , 199
                                The Coastal Corporation

                                By:  __________________________________________
                                    Title:

Countersigned:

 as Warrant Agent

By: _________________________________
  Authorized Signature

                         [Form of Warrant Certificate]

[Reverse]

 The Warrants evidenced by this Warrant Certificate are part of a duly autho-
rized issue of Warrants expiring      ,     , entitling the holder on exercise
to receive shares of Common Stock, par value $.33=/1/3 per share, of the Com-pany (the "Common Stock"), and are issued or to be issued pursuant to a War-
rant Agreement dated as of        ,      (the "Warrant Agreement"), between
the Company and               , as Warrant Agent (the "Warrant Agent"), which
Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written re-quest to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

 Warrants may be exercised at any time on or (after       and) before
p.m., New York time, on         ,     . The holder of Warrants evidenced by
this Warrant Certificate may exercise them by surrendering this Warrant Cer-tificate, with the form of election to purchase set forth hereon properly com-pleted and executed, together with payment of the Exercise Price (i) in cash or (ii) by certified or official bank check. In the event that upon any exer-cise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any divi-dends on any Common Stock issuable upon exercise of this Warrant.

 The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

 Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limi-tations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

 Upon due presentation for registration of transfer of this Warrant Certifi-cate at the office of the Warrant Agent a new Certificate or Warrant Certifi-cates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection there-with.

 The Company and the Warrant Agent may deem and treat the registered holder(s) hereon as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company and the Warrant Agent shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         Form of Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)

 The undersigned hereby irrevocably elects to exercise      Warrants contain-
ing the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith (check item) tenders payment for such
shares to the order of The Coastal Corporation in the amount of $     per
share of Common Stock in accordance with the terms hereof, as follows:

   [_] $         in cash or by certified or official bank check to the order of The Coastal Corporation; or

  The undersigned requests that a certificate for such shares be registered
  in the name of            , whose address is                     , and
  that such shares be delivered to        , whose address is
                            .

   If said numbers of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certif-
  icate for           Warrants representing the remaining balance of such
  Warrants be registered in the name of                      , whose address
  is                                   , and that such Warrant Certificate
  be delivered to                         , whose address is
                            .

                                _______________________________________________
                                Signature

                                Date: _________________________________________

                                _______________________________________________
                                             Signature Guaranteed
                                Participant in a recognized Signature
                                Guarantee Medallion Program (or other
                                signature guarantor program reasonably
                                acceptable to the Warrant Agent)

                                ASSIGNMENT FORM

 To assign this Warrant, fill in the form below: (I) or (we) assign and trans-fer this Warrant to:

- --------------------------------------------------------------------------------
                 (INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO.)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
             (PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE)

and irrevocably appoint_____________________to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.
- --------------------------------------------------------------------------------

Dated: _____________________ Your Signature: __________________________________
                                     (SIGN EXACTLY AS NAME APPEARS ON THE FACE
                                                  OF THIS WARRANT)
                                     __________________________________________
                                                Signature Guaranteed
                                     Participant in a recognized Signature
                                     Guarantee Medallion Program (or other
                                     signature guarantor program reasonably
                                     acceptable to the Warrant Agent)